Exhibit 99.1

MRC Global Inc. Announces $363 Million of

6.50% Series A Convertible Perpetual Preferred Stock

Investment from Cornell Capital

•	Proceeds to be used to pay down existing debt

•	Investment strengthens the balance sheet and provides additional financial flexibility to pursue attractive growth opportunities, including acquisitions

•	Company reiterates fiscal 2015 cash from operations guidance

HOUSTON, May 19, 2015 — MRC Global Inc. (NYSE: MRC), the largest global distributor, based on sales, of pipe, valves and fittings (PVF) and related products and services to the energy industry, announced today that it has entered into an agreement to issue $363 million of 6.50% Series A Convertible Perpetual Preferred Stock to an affiliate of Cornell Capital LLC. The Company expects to use the proceeds to pay down its term loan and asset based lending facility.

“This transaction strengthens our capital structure and enhances our financial flexibility to execute on our growth strategy. We are excited about the opportunities this creates, as we now have greater ability to pursue additional means to create shareholder value, both from further investment in our existing business and strategic acquisitions,” said Andrew Lane, MRC Global’s Chairman, President and Chief Executive Officer.

“We are pleased to enter into this strategic transaction with Cornell Capital, led by Henry Cornell. Henry was instrumental in the creation of MRC Global, which began in 2006 when he led Goldman Sachs Capital Partners’ investment in the company. He has served as a valued board member for the past 8 years.”

Henry Cornell, the founder of Cornell Capital, said, “MRC Global is an exceptional business, and I am honored to once again make a significant equity investment in the Company. In less than a decade, MRC Global has transformed a collection of North American regional distributors into the preeminent global distributor of PVF products and the key supplier to many leading energy companies globally. This transaction supports the company in the execution of its strategy and the pursuit of further growth opportunities.”

MRC Global also reiterated its previously communicated guidance for 2015 cash from operations in the range of $350-$450 million. Mr. Lane added, “This investment increases our expected debt repayment in 2015 from our previously communicated guidance of between $300 and $400 million to between $660 and $760 million.”

Summary of Key Terms

$363 Million Convertible Perpetual Preferred Stock:

•	Conversion price of $17.88, which represents a 10.6% premium to the closing price of MRC Global’s common stock as of May 18, 2015, and a 15.1% premium to the 20-day volume weighted average price

•	Convertible into approximately 20.3 million shares of MRC Global common stock, representing approximately 16.6% of common shares on an “as if converted” basis

•	6.5% preferred dividend per annum

Prior to entering into this transaction, Mr. Cornell resigned from the board of directors of MRC Global effective May 18, 2015.

The transaction is expected to close in the second quarter of 2015, and is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 and other usual and customary conditions.

Barclays acted as financial advisor to MRC Global in connection with the transaction. Kirkland & Ellis LLP acted as legal counsel to the company, and Davis, Polk & Wardwell LLP acted as legal counsel to Cornell Capital.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global, a Fortune 500 company, is the largest global distributor, based on sales, of pipe, valves and fittings (PVF) and related products and services to the energy industry and supplies these products and services across each of the upstream, midstream and downstream sectors. More information about MRC Global can be found on our website mrcglobal.com.

About Cornell Capital LLC

Cornell Capital LLC is a private investment firm that focuses on creating lasting value for its investors and portfolio companies by partnering with exceptional management teams. Founder Henry Cornell has been an active investor for over 30 years. Prior to founding Cornell Capital LLC, Mr. Cornell was the Vice-Chairman and Chief Operating Officer of Goldman Sachs’ Merchant Banking Division.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “expect” and similar expressions are intended to identify forward-looking statements.

Statements about the company’s debt repayment, free cash flow generation and the ability to make acquisitions and create shareholder value are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond our control, including the factors described in the company’s SEC filings that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.

These risks and uncertainties include (among others) decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; increased usage of alternative fuels, which may negatively affect oil and natural gas industry expenditure levels; U.S. and international general economic conditions; the company’s ability to compete successfully with other companies in MRC Global’s industry; the risk that manufacturers of the products the company distributes will sell a substantial amount of goods directly to end users in the industry sectors the company serves; unexpected supply shortages; cost increases by the company’s suppliers; the company’s lack of long-term contracts with most of its suppliers; suppliers’ price reductions of products that the company sells, which could cause the value of the company’s inventory to decline; decreases in steel prices, which could significantly lower MRC Global’s profit; increases in steel prices, which the company may be unable to pass along to its customers which could significantly lower its profit; the company’s lack of long-term contracts with many of its customers and the company’s lack of contracts with customers that require minimum purchase volumes; changes in the company’s customer and product mix; risks related to the company’s customers’ creditworthiness; the success of the company’s acquisition strategies; the potential adverse effects associated with integrating acquisitions into the company’s business and whether these acquisitions will yield their intended benefits; the company’s significant indebtedness; the dependence on the company’s subsidiaries for cash to meet its debt obligations; changes in the company’s credit profile; a decline in demand for certain of the products the company distributes if import restrictions on these products are lifted; environmental, health and safety laws and regulations and the interpretation or implementation thereof; the sufficiency of the company’s insurance policies to cover losses, including liabilities arising from litigation; product liability claims against the company; pending or future asbestos-related claims against the company; the potential loss of key personnel; interruption in the proper functioning of the company’s information systems and the occurrence of cyber security incidents; loss of third-party transportation providers; potential inability to obtain necessary capital; risks related to adverse weather events or natural disasters; impairment of our goodwill or other intangible assets; adverse changes in political or economic conditions in the countries in which the company operates; exposure to U.S. and international laws and regulations, including the Foreign Corrupt Practices Act and the U.K. Bribery Act and other economic sanction programs; risks associated with international stability and geopolitical developments; risks relating to ongoing evaluations of internal controls required by Section 404 of the Sarbanes-Oxley Act; the impact on us of changes in generally accepted accounting principles or tax laws or adverse positions taken by taxing authorities in the countries in which the company operates; and compliance with and changes in laws and regulations in the countries in which we operate.

For a discussion of key risk factors, please see the risk factors disclosed in the company’s SEC filings, which are available on the SEC’s website at www.sec.gov and on the company’s website, www.mrcglobal.com. Our filings and other important information are also available on the Investor Relations page of our website at www.mrcglobal.com.

Undue reliance should not be placed on the company’s forward-looking statements. Although forward-looking statements reflect the company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

Contact:

Monica Broughton

Investor Relations

MRC Global Inc.

Monica.Broughton@mrcglobal.com

832-308-2847

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